Exhibit 99.1

EVHC News - For Immediate Release

Contact:              Ron Cunningham

303-495-1213

ron.cunningham@evhc.net

Envision Healthcare to Acquire Phoenix Physicians

Greenwood Village, Colo. (June 10, 2014) – Envision Healthcare Holdings, Inc. (NYSE: EVHC) (Envision or Company) announced its EmCare division has entered into a definitive agreement to acquire Phoenix Physicians, LLC (Phoenix Physicians). The deal is expected to add an estimated $125 million in revenues and approximately 800,000 patient encounters annually.

Phoenix Physicians currently provides services to 21 hospitals in six states, including Broward Health, one of the largest health systems in the nation. Phoenix Physicians’ more than 500 affiliated clinicians provide emergency department, urgent care facility, adult and pediatric hospitalist, OB/GYN and high-risk perinatal services in Florida, North Carolina, New Jersey, Arkansas, Ohio and Virginia.

“Envision continues to seek out partners to further deliver on our commitment to pioneer the delivery of care through integrated care models and service innovations,” stated William A. Sanger, Envision’s president and chief executive officer.

EmCare’s chief executive officer, Todd Zimmerman, added, “Phoenix Physicians’ strong leadership team, history of organic growth, long-term customer satisfaction track record and geographic footprint allow us to continue our market-centric strategy to develop new hospital and health system relationships that can enhance our growth opportunities.”

“As the newest member to the Envision Healthcare family, we see numerous opportunities to grow Phoenix with additional EmCare service lines and capitalize on Envision’s pre- and post-hospital services to better serve our patients and customer base,” said Dr. Rob Scott, Phoenix Physicians’ chief executive officer.

The acquisition is expected to close within the next two weeks pending completion of certain closing conditions.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc. and our more than 30,000 employees and affiliated clinicians, offer an array of healthcare related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. Through Envision Healthcare Corporation, we operate American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR is a provider and manager of community-based medical transportation services, including emergency (‘911’), non-emergency, managed transportation, fixed-wing air ambulance and disaster response. EmCare is a provider of integrated facility-based physician services, including emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health provides comprehensive care to patients across various settings, many of whom suffer from advanced illnesses and chronic diseases. We are headquartered in Greenwood Village, Colorado. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future, including our ability to successfully complete the acquisition of Phoenix Physicians and Phoenix Physicians’ estimated $125 million in annualized revenues and estimated 800,000 patient encounters annually. Any forward-looking statements herein are made as of the date of this press release, and the Company undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s periodic filings with the Securities and Exchange Commission from time to time, including in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K.